Exhibit 10(ii)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 for MetLife Investors USA Separate Account A, issued through MetLife Investors USA Insurance Company (File No. 333-54466). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

/s/ W. Thomas Conner
W. Thomas Conner

Washington, D.C.

November 1, 2004